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                                                                    Exhibit 10.8


                                                                  EXECUTION COPY
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                                  ESCROW AGREEMENT

                                       AMONG

                        U.S. BANK TRUST NATIONAL ASSOCIATION
                                (AS "ESCROW AGENT")

                        U.S. BANK TRUST NATIONAL ASSOCIATION
                       (AS "TRUSTEE" AND "COLLATERAL AGENT")

                                        AND

                                CHILES OFFSHORE LLC

                                        AND

                           CHILES OFFSHORE FINANCE CORP.
                                   (AS "ISSUERS")


                                  ----------------


                             DATED AS OF APRIL 29, 1998


                                  ----------------




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                                   ESCROW AGREEMENT

     This ESCROW AGREEMENT ("Agreement"), dated as of April 29, 1998, by and among U.S. BANK TRUST NATIONAL ASSOCIATION, as escrow agent ("Escrow Agent"), and U.S. BANK TRUST NATIONAL ASSOCIATION as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) and as collateral agent for the benefit of the holders of the Notes under the Security Agreement (as defined below) (in such capacities, the "Trustee"), and CHILES OFFSHORE LLC, a Delaware limited liability company, and CHILES OFFSHORE FINANCE CORP., a Delaware corporation (the "Issuers").

                                       RECITALS

     A. Pursuant to that certain Indenture dated as of April 29, 1998, by and among the Issuers and the Trustee (the "Indenture"), the Issuers have issued $110,000,000 aggregate principal amount of their 10% Senior Notes due 2008 ("Notes").

     B. As security for their obligations to repay the Notes, the Issuers have executed and delivered to the Trustee, in addition to the Indenture, the Escrow Security Agreement dated as of April 29, 1998 (the "Security Agreement"), in which the Issuers grant to the Trustee a security interest in the Collateral (as defined in the Security Agreement).

     C. The parties have entered into this Agreement to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Interest Escrow Account and Construction Escrow Account (both as defined herein).

                                      AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEFINED TERMS. Capitalized terms used herein but not defined herein shall have the meaning given in the Indenture. In addition to any other defined terms used herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below:

     "ACCEPTABLE REPLACEMENT ESCROW AGENT" means a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, subject to supervision or examination by federal or state authority and having a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

     "AFFILIATES" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling,"


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"controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AVAILABLE FUNDS" means (a) the sum of (i) the Initial Escrow Amount and
(ii) interest earned or dividends paid on the funds in the Escrow Accounts (including holdings of Temporary Cash Investments), less (b) the aggregate disbursements previously made pursuant to this Agreement.

     "CONSTRUCTION OVERHEAD" means all costs associated with the Issuers' personnel overseeing construction of the Rigs at the AMFELS shipyard and general and administrative expenses (including, without limitation, expenses payable pursuant to the Management and Administrative Services Agreement dated February 27, 1998, as in effect from time to time, between Chiles Offshore LLC and SEACOR SMIT Inc.).

     "INITIAL ESCROW AMOUNT" means $106.5 million.

     "INTEREST PAYMENT DATES" means May 1 and November 1 of each year, commencing on November 1, 1998 until May 1, 1999 (or if any such day is not a Business Day the next succeeding Business Day).

     "ISSUE DATE" means April 29, 1998.

     "MOODY'S" means Moody's Investors Services, Inc.

     "OFE" means for the Rigs, the cost of owner furnished equipment, which includes the major components of the drilling and power systems (including engines, generators, draw works and top drives).

     "PAYING AGENT" means U.S. Bank Trust National Association.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, of even date herewith, among the Issuers and the Initial Purchasers.

     "S&P" means Standard & Poors Ratings Group.

     "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,
(ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $10 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar


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equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuers) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

     "UCC" means the Uniform Commercial Code of the State of New York or the State of Minnesota, as applicable.

     2.   INTEREST ESCROW ACCOUNT, CONSTRUCTION ESCROW ACCOUNT, ESCROW AGENT.

          (a) APPOINTMENT OF ESCROW AGENT. The Issuers and the Trustee at the direction of the Issuers, hereby appoint Escrow Agent, and Escrow Agent hereby accepts appointment, as escrow agent under the terms and conditions of this Agreement. The term "Escrow Agent" shall be deemed to include any substitute escrow agent pursuant to Section 2(f).

          (b) ESTABLISHMENT OF INTEREST ESCROW ACCOUNT AND CONSTRUCTION ESCROW ACCOUNT. Concurrently with the execution and delivery hereof, Escrow Agent shall establish the Interest Escrow Account and the Construction Escrow Account (both as defined in the Indenture, and together the "Escrow Accounts"), each in the name of the Trustee, at its office at 180 East Fifth Street, St. Paul, Minnesota 55101. Subject to the security interest granted therein for the benefit of the Trustee, and subject to the other terms and conditions of this Agreement, all funds accepted by Escrow Agent pursuant to this Agreement shall be held for the exclusive benefit of the Trustee for the ratable benefit of the holders of the Notes. All such funds shall be held in the Escrow Accounts until disbursed in accordance with the terms hereof. The Escrow Accounts, the funds held therein and any Temporary Cash Investments held by the Escrow Agent shall be under the sole dominion and control of Escrow Agent and the Trustee for the ratable benefit of the holders of the Notes, and all such funds shall be held by the Escrow Agent separate and apart from all other funds of or held by the Escrow Agent. Concurrently with the execution and delivery hereof, the Issuers shall deliver the Initial Escrow Amount to the Escrow Agent for deposit into the Escrow Accounts against the Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount as follows: (i) into the Interest Escrow Account, an amount in cash which will be sufficient to provide for payment in full of the first two scheduled interest payments on the Notes, and (ii) into the Construction Escrow Account by the Escrow Agent at its office, the balance, in cash.


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          (c)  INSTRUCTIONS REGARDING THE ESCROW ACCOUNTS.  Notwithstanding any
other provision hereof to the contrary, the Escrow Agent shall follow the instructions of the Issuers with respect to the disposition of any and all monies, instruments and other property deposited or accumulated in the Escrow Accounts as directed by the Issuers unless and until the Escrow Agent shall have received written instructions to the contrary from the Trustee ("Trustee Instructions Notice"), in which case the Escrow Agent shall follow the Trustee Instructions Notice.

          The Escrow Agent agrees, and is hereby authorized and directed by the Issuers to pay to the Trustee upon its demand, following delivery to the Escrow Agent of a Trustee Instructions Notice, all funds that may hereafter be withdrawable or payable out of the Escrow Accounts, and the Escrow Agent will not release to the Issuers, and the Issuers will not withdraw or attempt to withdraw any funds or other property from the Escrow Accounts following delivery of such Trustee Instructions Notice. Following an Event of Default (as defined in the Indenture) and delivery to the Escrow Agent of a Trustee Instructions Notice, the Trustee is hereby authorized and fully empowered without further authority from the Issuers to request the Escrow Agent to remit to the Trustee any funds that may be due to the Issuers, and the Escrow Agent is hereby authorized and directed to pay to the Trustee such sums as it shall so request without the consent of the Issuers.

          The Escrow Agent, the Issuers and the Trustee agree that (i) the Escrow Accounts are "securities accounts" within the meaning of Article 8 of the UCC; (ii) the Escrow Agent is acting in the capacity of a "securities intermediary" within the meaning of Article 8 of the UCC; (iii) all assets now or hereafter comprising the Collateral and held in either of the Escrow Accounts are "financial assets" within the meaning of Article 8 of the UCC; and (iv) any Trustee Instructions Notice will be deemed to be an "entitlement order" within the meaning of Article 8 of the UCC. The Escrow Agent agrees that (x) it will comply with all entitlement orders originated by the Trustee regarding the disposition of any Collateral, without further consent by the Issuers, and (y) it will not comply with any entitlement orders within the meaning of Article 8 of the UCC, except as expressly permitted or required by this Agreement.

          (d) APPOINTMENT AS ATTORNEY-IN-FACT. The Issuers hereby constitute and appoint the Trustee their true, lawful and irrevocable attorney to demand, receive and enforce payments and to give receipts, releases, satisfactions for, and to sue for all receipts, releases, satisfactions for, and to sue for all monies payable to the Issuers and this may be done following delivery to the Escrow Agent of a Trustee Instructions Notice in the name of the Trustee with the same force and effect as the Issuers could do had the Issuers not granted a security interest in the Escrow Accounts to the Trustee pursuant to the Security Agreement. Any and all monies and payment which may be received by the Issuers from the Escrow Accounts, to which the Trustee is entitled under and by reason of such security interest, will be received by the Issuers as trustee for the Trustee, and will be immediately delivered in kind to the Trustee without commingling. The Trustee agrees that, except upon the occurrence and during the continuance of any Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Trustee pursuant to this paragraph.


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          (e)  RIGHTS OF THE ISSUERS.  Nothing herein contained shall be construed so as to prevent the Issuers from remaining the owners, subject to the security interest of the Trustee under the Security Agreement, of the Escrow Accounts. Until the Trustee elects to the contrary and delivers a Trustee Instructions Notice in writing to the Escrow Agent, subject to Sections 2(g) and 3 of this Agreement, the Issuers may make such additional transactions in the Escrow Accounts and with respect to the securities and other instruments on deposit therein as they shall elect. In the event the Trustee does make such election and does deliver such Trustee Instructions Notice to the Escrow Agent, the Issuers shall not thereafter execute any transactions in the Escrow Accounts or with respect to the securities or other instruments on deposit therein and the Escrow Agent shall not accept for execution any such transactions without the concurrence of the Trustee.

          Following delivery to the Escrow Agent of a Trustee Instructions Notice, the Trustee shall be entitled without the consent or concurrence of, or prior notice to, the Issuers, to direct the Escrow Agent to liquidate any or all securities or other instruments held in the Escrow Accounts and to direct the Escrow Agent to pay to the Trustee the credit balance as shall exist in the Escrow Accounts after such liquidation and after the payment to the Escrow Agent of all the indebtedness of the Issuers to the Escrow Agent in connection with transactions in the Escrow Accounts.

          Any sums paid by the Escrow Agent from the Escrow Accounts to the Trustee under the Security Agreement shall be applied by the Trustee to the payment of the Obligations, to the extent of the Obligations, as such term is defined in the Security Agreement. The receipt or receipts of the Trustee for such funds paid to it by the Escrow Agent after delivery to the Escrow Agent of a Trustee Instructions Notice shall as to the Escrow Agent operate as the receipt of the Issuers as fully and as completely as if funds had been paid to the Issuers in person and receipted for by the Issuers.

          (f)  ESCROW AGENT COMPENSATION.

               (i) Escrow Agent shall be compensated pursuant to a separate agreement between the Issuers and Escrow Agent.

               (ii) Escrow Agent shall be entitled to disburse from the Construction Escrow Account all amounts due to Escrow Agent as compensation for services to be performed by Escrow Agent under this Agreement (as determined by agreement with the Issuers pursuant to this Section 2(c)(ii)). The final payment pursuant to this Section 2(c)(ii) shall be prorated if for a partial month.

          The Escrow Agent waives and agrees not to assert, claim or endeavor to exercise, and by executing this Agreement bars and estops itself from asserting, claiming or exercising any right of setoff, banker's lien, security interest or other purported form of claim with respect to the Escrow Accounts and funds from time to time therein. The Escrow Agent shall have no rights in the Escrow Accounts or the funds therein until the Trustee notifies the Escrow Agent that all Obligations (as defined in the Security Agreement) have been paid in full and the Indenture is no longer in effect. To


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the extent the Escrow Agent may ever have any such rights, the Escrow Agent hereby expressly subordinates all such rights to all rights of the Trustee.

          (g) INVESTMENT OF FUNDS IN ESCROW ACCOUNTS. Funds deposited in the Escrow Accounts shall be invested and reinvested by the Escrow Agent upon the following terms and conditions:

               (i) ACCEPTABLE INVESTMENTS. Funds deposited in the Escrow Accounts shall be invested, and all interest earned thereon or other distributions or amounts paid with respect thereto may be reinvested, as directed in writing by the Issuers in Temporary Cash Investments which the Issuers reasonably determine at such time will produce without reinvestment of the funds so deposited or reinvestment of income produced by such Temporary Cash Investments and without further deposit by the Issuers, funds sufficient to cover, (x) in the case of the Interest Escrow Account, all interest due on the outstanding Notes, as such interest becomes due, for the Interest Payment Dates occurring on November 1, 1998 and May 1, 1999 and (y) in the case of the Construction Escrow Account, for such Construction Expenses (as defined below) as such come due. The Escrow Agent shall have no responsibility for determining whether funds held in the Escrow Accounts shall have been invested in such a manner so as to comply with the requirements of this clause (i).

               (ii) SECURITY INTEREST IN INVESTMENTS. No investment of funds in the Escrow Accounts shall be made unless, if requested by the Escrow Agent, the Issuers have certified to Escrow Agent upon advice of legal counsel that, upon such investment, the Trustee will have a perfected security interest in the applicable investment (such advice of legal counsel relating solely to the manner of perfecting a security interest in a particular type of investment, but not to whether such perfection has been achieved in the instance). A certificate as to a class of investments need not be issued with respect to individual investments in securities in that class if the certificate applicable to the class remains accurate with respect to such individual investments, which continued accuracy the Escrow Agent may conclusively assume. When and if the Indenture is qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), on such date and on each anniversary of such date until the date upon which the balance of the Available Funds shall have been reduced to zero, each of the Trustee and the Escrow Agent shall receive an opinion of counsel to the Issuers, dated each such date as applicable, which opinion shall meet the requirements of Section 314(b) of the TIA.

               (iii) INTEREST AND DIVIDENDS. All interest earned and dividends paid on funds invested in such Temporary Cash Investments shall be deposited in the Escrow Accounts for the exclusive benefit of the Trustee for the ratable benefit of the holders of the Notes and shall be reinvested in accordance with the terms hereof at the Issuers' written instruction and subject to disbursement as provided herein.

          (h)  LIMITATION ON ESCROW AGENT'S RESPONSIBILITIES.


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               (i)   Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this Agreement and are purely ministerial in nature. The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder. Escrow Agent shall not be subject to, or obligated to recognize, any other agreement to which the Issuers, the Trustee, or either of them may be a party. References in this Agreement to any such agreement are for identification and definitional purposes only.

               (ii) Escrow Agent shall have no obligation with respect to the Escrow Accounts other than to follow faithfully instructions contained in this Agreement or delivered to Escrow Agent in accordance with this Agreement. Escrow Agent may rely and act upon any written notice, instruction, direction, request, waiver, consent, receipt, or other paper or document, including any Trustee Instructions Notice ("Instructions") that it believes in good faith to be genuine and what it purports to be. Escrow Agent shall be subject to no liability with respect to the form, execution, or validity of any such Instruction. The Escrow Agent shall not be liable for verifying the accuracy of any certifications made by the Issuers in an Officers' Certificate delivered under Section 3.

               (iii) Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for doing anything which, in good faith, it may do or refrain from doing in connection with the Escrow Accounts, except in each case in the event of Escrow Agent's gross negligence or wilful misconduct.

          (i)  SUBSTITUTION OF ESCROW AGENT.

               (i) The Issuers shall have the right to cause Escrow Agent to be relieved of its duties hereunder and to select a substitute escrow agent to serve hereunder (provided such substitute escrow agent is an Acceptable Replacement Escrow Agent), upon the expiration of 30 days following delivery of written notice of substitution to Escrow Agent and the Trustee. Upon selection of such substitute escrow agent, such substitute escrow agent and the parties hereto other than the substituted escrow agent shall enter into an agreement substantially identical to this Agreement and, thereafter, Escrow Agent shall be relieved of its duties and obligations to perform hereunder, except that Escrow Agent shall transfer to the substitute escrow agent upon request therefor all assets held in the Escrow Account and copies of all books, records, plans and other documents in Escrow Agent's possession relating to such assets or this Agreement.

               (ii) Escrow Agent, or any substitute escrow agent, may at any time resign and be discharged of its duties and obligations under this Agreement by giving at least 30 days' notice to the Issuers and the Trustee. The Issuers shall appoint a substitute escrow agent (provided such substitute escrow agent shall be an Acceptable Replacement Escrow Agent) within such 30 day period and such substitute escrow agent and the parties hereto


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(other than the resigning Escrow Agent) shall enter into an agreement substantially identical to this Agreement.

               (iii) If the Issuers fail to appoint a substitute escrow agent as required under paragraph (ii) above, Escrow Agent shall deliver all assets held in the Escrow Accounts and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such assets or this Agreement to a substitute escrow agent (provided such substitute escrow agent shall be an Acceptable Replacement Escrow Agent) of either its choosing or as appointed by a court upon application therefor.

               (iv) Escrow Agent shall be discharged from any further duties under this Agreement upon its transfer of the assets held in the Escrow Accounts and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such assets or this Agreement to an Acceptable Replacement Escrow Agent.

          (j) INTEREST ESCROW ACCOUNT STATEMENT. At least 30 days prior to each Interest Payment Date, the Escrow Agent shall deliver to the Issuers and the Trustee a statement setting forth with reasonable particularity the Collateral then held by the Escrow Agent, and the manner in which such funds are invested (the "Interest Escrow Account Statement"). The books and records of the Escrow Agent with respect to the Interest Escrow Account shall be available upon written request by the Trustee and the Issuers or their respective representatives. The parties hereto irrevocably instruct Escrow Agent that on the first date upon which the balance in the Interest Escrow Account (including the holdings of all Temporary Cash Investments) is reduced to zero, Escrow Agent shall deliver to the Issuers and to the Trustee a notice that the balance in the Interest Escrow Account has been reduced to zero.

          (k) CONSTRUCTION ESCROW ACCOUNT STATEMENT. At the first Business Day of each month, the Escrow Agent shall deliver to the Issuers and the Trustee a statement setting forth with reasonable particularity the Collateral then held by the Escrow Agent in the Construction Escrow Account, and the manner in which such funds are invested (the "Construction Escrow Account Statement"). The books and records of the Escrow Agent with respect to the Construction Escrow Account shall be available upon written request by the Trustee and the Issuers or their respective representatives. The parties hereto irrevocably instruct Escrow Agent that on the first date upon which the balance in the Construction Escrow Account (including the holdings of all Temporary Cash Investments) is reduced to zero, Escrow Agent shall deliver to the Issuers and to the Trustee a notice that the balance in the Construction Escrow Account has been reduced to zero.

          (l)  OTHER POWERS OF ESCROW AGENT.

               (i) Escrow Agent may register any investments held in the Escrow Accounts in its nominee name without increase or decrease of liability.


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               (ii)  Escrow Agent may consult with and obtain advice from legal counsel of its selection in the event of any dispute or question as to the construction of any of the provisions of this Agreement or any of Escrow Agent's duties under this Agreement, and Escrow Agent shall incur no liability in acting in good faith in accordance with the advice of such counsel. The fees and expenses for consultation with a single firm of attorneys shall be a proper expense chargeable to the Construction Escrow Account, provided that Escrow Agent provides the Issuers with prior written notice of any such charge.

          (m) INCUMBENCY CERTIFICATE. The Issuers and the Trustee each shall provide a certificate to Escrow Agent as to the incumbency and signatures of those individuals authorized to provide from time to time instructions relating to the Escrow Accounts or to execute documents to be provided to Escrow Agent. The Issuers and the Trustee also shall promptly notify Escrow Agent of any changes to such a certificate. Escrow Agent may rely on the accuracy and completeness of any such certificate unless and until it has received an acceptable replacement certificate. All certificates provided under this Section 2(m) shall be executed by the applicable party's corporate secretary or assistant secretary or, if the party does not have a corporate secretary or assistant secretary, by a comparable officer.

     3.   DISBURSEMENTS.

          (a) The Escrow Agent will make payments from the Interest Escrow Account as follows: (i) on each of the first two Interest Payment Dates, an amount equal to the installment then due, to be remitted to the Paying Agent for the Notes, and (ii) in the event the Issuers are required to repurchase Notes pursuant to the Indenture, on the repurchase date, an amount equal to the aggregate amount of accrued interest paid to the holders whose Notes were repurchased. A failure to pay interest on the Notes in a timely manner through the first two scheduled Interest Payment Dates will constitute an immediate Event of Default under the Indenture, with no grace or cure period.

          (b) The Escrow Agent will make payments from the Construction Escrow Account as follows: On the first Business Day of each calendar month beginning after the date that the Issuers shall have paid an aggregate of at least $50 million for the following: (x) installment payments to AMFELS of the amount specified under the related Construction Contract as the total purchase price to be paid to AMFELS of such Rig (the "Purchase Price") PLUS (y) payments for OFE PLUS (z) Construction Overhead (or, in the case of the first calendar month in which the Issuers shall have so paid such amount, on any Business Day thereafter during such calendar month), an amount equal to the sum of (i) each installment payment of the Purchase Price of the Rigs required to be paid on each Rig Purchase Installment Date in such calendar month pursuant to the Construction Contracts, as adjusted for any change orders provided pursuant to the Construction Contracts, (ii) the aggregate amount estimated in good faith by the Issuers to be required in such calendar month to pay for the purchase price of OFE, and Construction Overhead, up to an aggregate amount not to exceed $55.0 million and (iii) with respect to any calendar month beginning on or after the Delivery Date of the first Rig to be completed (the "First Completed Rig") and prior to the Delivery Date of


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the second Rig to be completed (the "Second Delivery Date"), an aggregate amount estimated by the Issuers to be required to fund the working capital in such calendar month for the operation of the First Completed Rig, not to exceed $10.0 million, ((i) through (iii) above collectively referred to as "Construction Expenses"); PROVIDED, HOWEVER, that at least three Business Days prior thereto, the Issuers shall have delivered to the Trustee and the Escrow Agent an Officers' Certificate setting forth in reasonable detail (i) the amount, category and purpose of each requested payment, (ii) in the case of any payments other than installment payments of the Purchase Prices of the Rigs, the amount available for payment, after giving effect to all previous payments, and (iii) a reconciliation of payments made from the Construction Escrow Account to actual expenditures, which reconciliation shall be made on a cumulative basis through the end of the second calendar month proceeding the month in which such Officers' Certificate is delivered. Notwithstanding the foregoing, in the event the Issuers are required to repurchase Notes upon a Contract Termination, the Escrow Agent will make a payment on the repurchase date, in an amount equal to the Allocated Portion of the remaining funds in the Construction Escrow Account, to be deposited with the Paying Agent for application to pay the purchase price of Notes accepted for repurchase. Pending application of the Collateral so released from the Construction Escrow Account pursuant to this Agreement, such Collateral shall be invested in Temporary Cash Investments.

          (c) Upon receipt by the Escrow Agent of an Officers' Certificate of the Issuers that the Issuers have made the first two scheduled interest payments on the Notes, the Collateral in the Interest Escrow Account shall be released from the Interest Escrow Account to the order of the Issuers. Upon receipt by the Escrow Agent of an Officers' Certificate of the Issuers that the Issuers have made the final installment of the Purchase Price for each of the Rigs in accordance with the related Construction Contracts, the Collateral in the Construction Escrow Account will be released from the Construction Escrow Account to the order of the Issuers. Upon release of all the Collateral from the Escrow Accounts, the Notes will be unsecured.

          (d) The Issuers and the Trustee each shall provide a certificate to Escrow Agent as to the incumbency and signatures of those individuals authorized to provide from time to time instructions relating to the Escrow Accounts or to execute documents to be provided to Escrow Agent. The Issuers and the Trustee also shall promptly notify the Escrow Agent of any changes to such a certificate. Escrow Agent may rely on the accuracy and completeness of any such certificate unless and until it has received an acceptable replacement certificate. All certificates provided under this Section 3(d) shall be executed by the applicable party's corporate secretary or assistant secretary or, if the party does not have a corporate secretary or assistant secretary, by a comparable officer.

          (e) RETIRED NOTES, ETC. In the event that a portion of the Notes has been retired by the Issuers and submitted to the Trustee for cancellation or, if additional cash has been deposited into the Interest Escrow Account pursuant to
Section 3(g) below and, thereafter, the Registration Default (as defined in the Registration Rights Agreement is cured, and there is no Default or Event of Default under the Indenture, funds representing the lesser of (i) the excess of the then Available Funds over the amount sufficient to pay interest through and including May 1, 1999 on the Notes not so retired and (ii) the interest payments which have not previously been made on such retired Notes for each Interest Payment Date through the Interest Payment Date to occur on May 1, 1999 shall, upon written request of the Trustee to the Escrow Agent. The Trustee shall provide such notice to the Escrow Agent (A) upon receipt of notice of similar effect from the Issuers (which notice from the Issuers shall be accompanied by an agreed upon procedures report by a nationally recognized independent public accounting or investment banking firm which sets forth the calculations to determine such lesser amount and recalculates the amounts remaining in the Interest Escrow Account as sufficient to produce without reinvestment of the remaining funds or reinvestment of income produced by the remaining Temporary Cash Investments and without further deposit by the Issuers, funds sufficient to cover all interest due on the remaining outstanding Notes, as such interest becomes due, for the Interest Payment Dates occurring on November 1, 1998 and May 1, 1999) and (B) upon compliance with the release of collateral provisions of the TIA to the extent required by the Indenture.

          (f) EXCESS AMOUNTS. At such time as all interest due on the Notes through and including May 1, 1999 has been paid to the Holders thereof pursuant to the Indenture and in accordance herewith, the Escrow Agent shall disburse all remaining funds in the Interest Escrow Account to the Issuers. The Trustee shall provide notice to the Escrow Agent to such effect upon receipt of notice from the Issuers after the time all interest due on the Notes through and including May 1, 1999 has been paid to the Holders.

          (g) ADDITIONAL AMOUNTS. In the event the Issuers become obligated to pay Additional Interest (as defined in the Registration Rights Agreement) under the circumstances described in Section 11.1 of the Indenture, the Issuers shall deposit into the Interest Escrow Account additional cash pursuant to Section
11.1 of the Indenture.

     4. ESCROW AGENT. The Escrow Agent's responsibility and liability under this Agreement shall be limited as follows: (a) the Escrow Agent does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Issuers or the Trustee; (b) the Escrow Agent shall have no responsibility to the Issuers or the holders of the Notes or the Trustee from time to time as a consequence of performance or nonperformance by the Escrow Agent hereunder, except for any gross negligence or wilful misconduct of the Escrow Agent; (c) the Issuers shall remain solely responsible for all aspects of the Issuers' business and conduct; and (d) the Escrow Agent is not obligated to supervise, inspect or inform the Issuers or any third party of any matter referred to above.

     No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement beyond the specific terms hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Temporary Cash Investments held by it hereunder, including, without limitation any liability for any delay not resulting from gross negligence or wilful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.

     The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Issuers or the Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

     The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to clause (b) of the first paragraph of Section 4) shall not be liable for any action taken or omitted in accordance with such advice.

     The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

     In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such funds or property, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.

     No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

     5. INDEMNITY. Each Issuer shall jointly and severally indemnify, hold harmless and defend Escrow Agent and the Trustee, and their respective directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from Escrow Agent's and the Trustee's respective performance under this Agreement, except to the extent that such liability, expense or claim is directly attributable to the gross negligence or wilful misconduct of such indemnified person. In connection with any claim, action, obligation, liability or expense for which indemnification is sought by the Escrow Agent hereunder, the Escrow Agent shall be entitled to recover its costs as incurred from funds available in the Construction Escrow Account.

     6.   INSTRUCTIONS TO ESCROW AGENT.

          (a) Each Issuer and the Trustee hereby irrevocably instruct the Escrow Agent to: (i) maintain all of the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against Escrow Agent of any nature whatsoever now or hereafter existing, in favor of anyone other than the Trustee; (ii) promptly notify the Trustee if Escrow Agent becomes aware that any person other than the Trustee has a lien or security interest upon any portion of the Collateral (other than any claim which Escrow Agent may have against the Construction Escrow Account for unpaid fees and expenses); and (iii) immediately disburse all funds held in the Escrow Accounts to the Trustee and transfer title to all Temporary Cash Investments held by Escrow Agent hereunder to the Trustee upon written notice by the Trustee to Escrow Agent that as a result of an Event of Default under the Indenture, the indebtedness represented by the Notes has been accelerated and has become due and payable.

          (b) Any money and Temporary Cash Investments collected by the Trustee pursuant to Section 6(a)(iii) shall be applied as provided in the Indenture.

          (c) Upon demand, the Issuers will execute and deliver to the Trustee such instruments and documents as the Trustee may reasonably deem necessary or advisable to confirm or perfect the rights of the Trustee under this Agreement and the Trustee's interest in the Collateral. The Trustee will take all necessary action within its power to preserve and protect the security interest created hereby as a lien and encumbrance upon the Collateral.

          (d) Each Issuer hereby appoints the Trustee as its attorney-in-fact with full power of substitution to do any act which such Issuer is obligated hereto to do, except that the Trustee shall not direct the investment of any monies on deposit in the Escrow Accounts, and the Trustee may exercise such rights as each Issuer may exercise with respect to the Collateral and take any action in each Issuer's name to protect the Trustee's security interest hereunder.

     7. TERMINATION. This Agreement shall terminate automatically ten (10) days following disbursement of all funds remaining in the Escrow Accounts (including the proceeds of any Temporary Cash Investments), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof, not in violation of the Indenture), provided, however, that the obligations of each Issuer under Section 5 of this Agreement shall survive termination of this Agreement or the resignation or removal of the Escrow Agent; provided, further, however, that until such tenth day, the Issuers will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).

     8.   MISCELLANEOUS.

          (a) WAIVER. Any party hereto may specifically waive any breach of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.

          (b) INVALIDITY. If, for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.

          (c) ASSIGNMENT. This Agreement is personal to the parties hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. In any event, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.

          (d) BENEFIT. The parties hereto, the holders of the Notes and their permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof.

          (e) TIME. Time is of the essence in each provision of this Agreement of which time is an element.

          (f) CHOICE OF LAW. The existence, validity, construction, operation and effect of any and all terms and provisions of this Agreement shall be determined in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles thereof.

          (g) ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by duly authorized representatives of all parties.

          (h) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received: (i) on the day of hand delivery; (ii) upon confirmation when sent by facsimile transmission; (iii) on the next business day after the day sent when sent by overnight mail; or (iv) three business days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

     To Escrow Agent:

          U.S. Bank Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention: Corporate Trust Administration

To the Trustee:
          U.S. Bank Trust National Association
          180 East Fifth Street
          St. Paul, Minnesota 55101
          Attention: Corporate Trust Administration

To the Issuers:
          Chiles Offshore LLC
          11200 Westheimer, Suite 410
          Houston, Texas 30076
          Attention: Chief Financial Officer

          Chiles Offshore Finance Corp.
          11200 Westheimer, Suite 410
          Houston, Texas 30076
          Attention: Chief Financial Officer

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

          (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (j) CAPTIONS. Captions in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.

          (k) AUTHORITY OF THE ISSUERS; VALID AND BINDING AGREEMENT. Each Issuer hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of such Issuer. The execution, delivery and performance of this Agreement by such Issuer does not violate any applicable law or regulation to which such Issuer is subject and does not require the consent of any governmental or other regulatory body to which such Issuer is subject, except for such consents and approvals as have been obtained and are in full force and effect.

          (l) AUTHORITY OF THE ESCROW AGENT AND THE TRUSTEE; VALID AND BINDING AGREEMENT. Each of the Escrow Agent and the Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

IN WITNESS WHEREOF, the parties have executed and delivered this Escrow Agreement as of the date first above written.

                                       ESCROW AGENT: U.S. BANK TRUST
                                         NATIONAL ASSOCIATION


                                       By: /s/ R. Prokosh
                                          --------------------------------------
                                          Name:  R. Prokosh
                                          Title: Assistant Vice President

                                       TRUSTEE AND COLLATERAL AGENT:
                                         U.S. BANK TRUST NATIONAL
                                         ASSOCIATION


                                       By: /s/ R. Prokosh
                                          --------------------------------------
                                          Name:  Richard H. Prokosh
                                          Title: Assistant Vice President

                                       ISSUERS:

                                       CHILES OFFSHORE LLC


                                       By: /s/ Dick H. Fagerstal
                                          --------------------------------------
                                          Name:  Dick H. Fagerstal
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Secretary

                                       CHILES OFFSHORE FINANCE CORP.


                                       By: /s/ Dick H. Fagerstal
                                          --------------------------------------
                                          Name:  Dick H. Fagerstal
                                          Title: Senior Vice President, Chief
                                                 Financial Officer and Secretary